1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD ANNOUNCES DEATH OF
CHAIRMAN LAWRENCE OLSON

ALBUQUERQUE, New Mexico – April 23, 2012 – Santa Fe Gold Corporation (OTCBB: SFEG) announced with profound sadness the death of Lawrence G. Olson, Chairman of the Company. Mr. Olson was removed from life support yesterday after having been in a coma since collapsing April 16, 2012. Mr. Olson was 74 years old.

Mr. Olson became a director of Santa Fe Gold in 1999 and held the position of Chairman since 2000, and also formerly held the positions of President and Chief Executive Officer in 2000 - 2003. Mr. Olson owned and operated his own business, Olson Precast of Arizona Inc., since 1973. He was a well known entrepreneur in the Phoenix area and supported the start up of numerous business enterprises. A deeply religious man, he was dedicated to helping others less fortunate and contributed significantly to church sponsored organizations worldwide. Mr. Olson received a B.S. Degree in Civil Engineering from the University of Southern California.

Dr. Pierce Carson, CEO of Santa Fe Gold and a current director, has been named Chairman of the Board of Directors.

Dr. Carson commented, “On behalf of the Board of Directors and the employees of the Company, we extend our deepest sympathies to the Olson family. Larry was a good friend as well as a colleague. He was an inspirational leader and was committed totally to the success of Santa Fe Gold.”

Dr. Carson added, “During the past few years, Larry and the Board have developed a strong management team to carry out growth plans for the Company. That executive te am has guided the technical development, operations and financial management of the Company. Despite Larry’s tragic loss, the Board is confident in our management team and its commitment to successfully take the Company forward.”

The Board will begin searching for one or more additional Board members immediately and will make an announcement when new directors are selected.

About Santa Fe Gold:
Santa Fe Gold is a U.S. -based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began processing operations in 2010; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit and processing equipment near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high -quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
W. Pierce Carson, President and Chief Executive Officer
505-255-4852